UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2020

Goldman Sachs Private Middle Market Credit II LLC

(Exact name of registrant as specified in its charter)

Delaware	000-56052	83-3053002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York		10282
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 902-0300

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b–2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02 – Unregistered Sales of Equity Securities.

On July 23, 2020, Goldman Sachs Private Middle Market Credit II LLC (the “Company”) delivered a capital drawdown notice to investors relating to the sale of approximately 1,406,409 Common Units of the Company’s limited liability company interests (the “Common Units”) for an aggregate offering price of approximately $133.3 million. The sale is expected to close on or around July 30, 2020.

The sale of Common Units is being made pursuant to subscription agreements entered into by the Company and its investors. Under the terms of the subscription agreements, investors are required to fund drawdowns to purchase Common Units up to the amount of their respective capital commitments on an as-needed basis with a minimum of five business days’ prior notice to investors.

The issuance of the Common Units is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D and Regulation S thereunder. Each purchaser of Common Units was required to represent that it is (i) either an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act or, in the case of the Common Units sold outside the United States, not a “U.S. person” in accordance with Regulation S under the Securities Act and (ii) was acquiring the Common Units for investment and not with a view to resell or distribute. The Company did not engage in general solicitation or advertising and did not offer securities to the public in connection with such issuances.

Item 7.01 – Regulation FD Disclosure.

On July 23, 2020 the Company disclosed the below information pertaining to its investment activity:

Dear Client:

Goldman Sachs Private Middle Market Credit II LLC (“PMMC II” or the “Fund”) is requesting a capital contribution due Thursday, July 30, 2020. The capital is expected to be primarily used to fund the following investments and opportunities.

Axiom Software

Axiom Software provides enterprise performance management software solutions spanning cost accounting, budgeting and planning used by the financial planning and analysis suite of customers situated primarily in the healthcare vertical as well as financial institutions and higher education. The Fund’s investment will be a revolver and first lien, senior secured term loan with a coupon of LIBOR + 8.00%, subject to a 1.00% LIBOR floor.

Diligent

Diligent provides SaaS-based enterprise-class corporate leadership and collaboration software solutions focused on addressing workflow and information sharing requirements associated with highly confidential board member materials. As previously disclosed, the Fund’s investment will be a first lien, senior secured term loan with a coupon of LIBOR + 6.25%, subject to a 1.00% LIBOR floor and is expected to close in the coming weeks.

PurFoods

PurFoods provides ready-to-eat, refrigerated, home-delivered meals primarily to Medicaid and Medicare-eligible populations in the US. The Fund’s investment will be a first lien, senior secured term loan and delayed draw term loan with a coupon of LIBOR + 6.25%, subject to a 1.00% LIBOR floor.

Portfolio Company A

Portfolio Company A provides accounting software and payroll services primarily to the non-residential construction end market. Portfolio Company A also provides contractor companies with functionality unique to the construction end market including job cost reporting, time and material billing, union reporting, equipment/inventory tracking, mobile service dispatching, and others. The Fund’s investment will be a revolver and first lien, senior secured term loan with a coupon of LIBOR + 8.00%, subject to a 1.00% LIBOR floor.

Following our last capital call approximately four months ago in late March, private debt capital markets activity slowed, as middle market businesses and lenders focused on risk management during the height of the COVID19 pandemic. As lending capital has become more scarce during the crisis, we are pleased that PMMC II has continued to grow its capital base and we believe it is well positioned to take advantage of the current environment of wider spreads and improved credit documentation terms. We expect to hold our final close on additional subscriptions for Common Units in September 2020, and expect aggregate equity commitments to total approximately $1.5 billion, an increase of approximately 37% from PMMC I.

In this environment, our origination focus is on first lien senior secured loans to well managed companies that we believe are well positioned to perform despite the challenging economic backdrop. Given the changes in consumer behavior that are disproportionately impacting certain industries and business models, we are pleased that we have been able to originate loans (certain of which are subject to close) to companies that we believe can thrive in this environment, including business that: sell software as a service to facilitate online collaboration for boards of directors (Diligent); add efficiencies to manually intensive processes in complex accounting and finance functions (Axiom Software and Portfolio Company A); provide meal delivery services that are prescribed by healthcare providers to the elderly population which is particularly at risk in the current COVID-19 crisis (PurFoods).

We are encouraged by the current lending environment, and look forward to providing you additional details on new investments.

Please note that there are no guarantees that the investments mentioned above will be funded and maybe subject to change.

Forward-Looking Statements

This report may contain forward-looking statements that involve substantial risks and uncertainties, including the impact of COVID-19 on the business, future operating results, access to capital and liquidity of the Company and its portfolio companies. You can identify these statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “target,” “estimate,” “intend,” “continue,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. These statements represent the Company’s belief regarding future events that, by their nature, are uncertain and outside of the Company’s control. Any forward-looking statement made by us in this report speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

* * *

The information disclosed under this Item 7.01 is being “furnished” and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Goldman Sachs Private Middle Market Credit II LLC

Date: July 23, 2020	By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Financial Officer and Treasurer